Exhibit 10.41

***Text Omitted and Filed Separately

Confidential Treatment Requested

Under 17 C.F.R. §§ 200.80(b)(4) and 240.24b-2

REVISION NO. 1 TO

AGREEMENT FOR PRODUCTS AND SERVICES

BETWEEN

INVISION TECHNOLOGIES, INC.

AND

COORSTEK, INC.

THIS REVISION NO. 1 TO AN AGREEMENT FOR PRODUCTS AND SERVICES is made by and between CoorsTek, Inc., with offices located at 16000 Table Mountain Parkway, Golden, Colorado 80403 (hereinafter “CoorsTek” or  “Supplier”), and InVision Technologies, Inc., with offices located at 7151 Gateway Boulevard, Newark, California 94560 (hereinafter “InVision” or “Customer”).

WHEREAS, effective June 10, 2002, the parties to entered into the original version of this Agreement;

WHEREAS, since the effective date of the original agreement the parties have expanded the scope of their relationship;

WHEREAS, the parties now wish to amend certain provisions of their Agreement to fully reflect the terms of the relationship between them;

WHEREAS, the parties now wish to enter into this Revision No. 1 to the Agreement and intend for Revision No. 1 to be the Agreement controlling their relationship;

NOW, THEREFORE, in consideration of the promises, mutual covenants and agreements contained herein, the receipt and sufficiency of which are hereby acknowledged, Customer and Supplier agree as follows:

1.             DEFINITIONS

The terms defined in this Section 1 shall have the meanings set forth below whenever they appear in this Agreement, unless a different definition is described for a particular Section or provision:

1.1.                            “Affiliate” means (i) any corporation, subsidiary, or business entity forty percent (40%) of which is owned directly or indirectly by Customer, or (ii) any corporation which directly or indirectly owns forty percent (40%) or more of Customer, or (iii) any corporation, subsidiary, or business entity under the direct or indirect control of such corporation, subsidiary, or business entity as described in (i) or (ii).

1.2.                            “Agreement” means this written contract between Customer and Supplier covering the purchase of Products and Services together with the Statement of Work, attached exhibits, and amendments to this Agreement issued in accordance with the Section 25 entitled “Amendments”.

1.3.                            “Liabilities” means all judgments, orders, awards, claims, damages, losses, liabilities, costs and expenses, including, but not limited to, court costs and reasonable attorneys’ fees.

1.4.                            “Change” means a Customer or Supplier proposed change to the Supplier’s obligations hereunder.

1.5.                            “Customer” means InVision Technologies, Inc. and shall also include any Affiliate of InVision that places any Order(s) or obtains any Products or Services under this Agreement.

1.6.                            “Final Acceptance Test” means inspection by the Federal Aviation Administration (FAA), an entity approved by the FAA, or other authorized government authority to perform such test of any Products delivered under this Agreement.

1.7.                            “Order(s)” means a written or electronic offer by Customer for Products or Services that shall be deemed to incorporate all provisions of this Agreement.

1.8.                            “Products” means any deliverables under this Agreement, including assemblies, components and subassemblies associated with a System.

1.9.                            “Services” means the work to be performed by Supplier under this Agreement in providing Supply Chain Management, Assembly Services, or field service support and excludes work performed by Supplier in providing Products.

1.10.                     “Statement(s) Of Work” means the written instruments made part of this Agreement by this reference describing, among other things, the scope of the Products to be delivered or Services to be performed by Supplier hereunder, the time frame for completion thereof and the fee(s) associated therewith.

1.11.                     “Supplier” means CoorsTek, Inc., and shall also include any Affiliate of CoorsTek that provides any Products or Services under this Agreement.

1.12.                     “System” means an InVision model CTX 2500, CTX 5500DS, or CTX9000DSi explosive detection system (EDS).

2.             TERM

This Agreement shall commence upon the execution hereof and shall continue until June 9, 2003 and may be renewed for consecutive one-year term(s) if Customer provides Supplier with written notice of its intent to renew at least 30 days prior to expiration.

3.             TERMINATION

3.1.                            The rights and obligations created herein shall be subject to termination only in accordance with the termination provisions of this Agreement.

3.2.                            Either party to this Agreement shall have the right to terminate a singular Statement of Work upon the following conditions.  In the event of a breach of a material term of a singular Statement of Work, the non-breaching party shall give the breaching party written notice of the breach.  The breaching party will have ten (10) business days to cure such breach or within ten (10) business days of receiving the notice, must provide to the non-breaching party an acceptable plan to cure the breach.  Failure to cure the breach or to set forth an acceptable plan to cure the breach within the allotted time frame shall give the non-breaching party the right to immediately terminate that singular Statement of

Work for cause pursuant to the wind down provision contained in the subject Statement of Work

3.3.                            Customer shall have the right to terminate this Agreement if Customer’s contract with the Federal Aviation Administration and/or Transportation Security Administration is terminated or substantially reduced by the government. Upon written notice of such a termination, Supplier shall cease performance of all Services and manufacture of all Products, as provided in the applicable Statement of Work(s).

3.4.                            Termination under this Section 3 shall not limit or affect either party’s rights or obligations arising under this Agreement prior to such termination.

4.             SCOPE OF PRODUCTS AND SERVICES

4.1.                            Services - The description of the Services, together with the time(s) of performance are described in this Agreement and Attachment 1 the Supply Chain Management Services Statement of Work and Attachment 2 Assembly Services Statement of Work. The Services shall be performed upon such terms as set forth in the Statements of Work and this Agreement.

4.2.                            Products – Attachment 3 the Statement of Work for Components contains a description of the Products to be provided under this Agreement.  Products shall be manufactured and delivered upon such terms as set forth in Attachment 3 and this Agreement.

4.3.                            Field Service or Spares - Attachment 4, when and if negotiated by the parties will contain the Statement of Work for Field Services or Spares to be provided under this Agreement, if any.

5.             AGREEMENT CHANGE ORDERS

5.1.                            During the term of this Agreement, Customer or Supplier agree to meet not less frequently than once per calendar quarter to review Supplier’s performance under this Agreement.  If as a result of these quarterly meetings, or as otherwise may arise during the term of this Agreement, Customer proposes a change in Supplier’s obligations hereunder, then all such Changes shall be implemented pursuant to the procedures set forth in this Section.

5.2.                            If Customer desires to propose a Change, it shall deliver a written notice to the Supplier describing the Change proposal and establishing a reasonable period for Supplier to respond.  Supplier shall respond to such proposal within the time stated in the proposal by preparing and delivering to the Customer, a written document indicating:

5.2.1.                  the effect of the proposal, if any, on the amounts payable by Customer under this Agreement;

5.2.2.                  the effect of the proposal, if any, on Supplier’s performance of its obligations under this Agreement;

5.2.3.                  the anticipated time schedule for implementing the proposal; and

5.2.4.                  any other information requested in the proposal or reasonably necessary for Customer to make an informed decision regarding the proposal.

5.3.                            If Customer accepts the change proposal response by the Supplier, the parties shall amend this Agreement to incorporate such changes.

5.4.                            No change shall be made by the Supplier without the written consent of Customer.  If Supplier desires to propose a Change, it shall deliver a written request to Customer, which shall include the information described in Section 5.2 above.

5.5.                            In the event that Customer and Supplier can not agree on a Change, then Supplier will perform the Change as instructed by Customer, and Customer will pay a provisional fee in an amount as determined by Customer.  The actual amount of the fee will be determined in accordance with the Dispute Resolution clause 20 of this Agreement.

6.             FEE(S)

As consideration for Supplier’s manufacture of the Products and performance of the Services, Customer agrees to pay Supplier the Fee(s) set forth in the applicable Statement of Work.

7.             INVOICES AND PAYMENTS

Payment terms are net [***] days unless noted otherwise in the applicable Statement of Work.  A late payment charge of [***]% per month (annual rate of [***]%) will be added to past due accounts, unless other arrangements are made.  All orders are subject to management approval of and periodic review of credit, export and payment terms, which may be modified by Supplier on reasonable notice for good cause.  When Wire Remittance is required or necessary, remittance should be made to:

COORSTEK

c/o LaSalle Bank National Association

ABA #: 0071000505

Swift #:  [***]

Acct #:  [***]

When Check Remittance is required or necessary, checks should be sent to:

COORSTEK

c/o Bank of America

135 South LaSalle Dept. # 3193

Chicago, Illinois   60674-3193

8.             WARRANTIES

Except as set forth in the applicable Statement of Work SUPPLIER MAKES NO OTHER WARRANTY OF ANY KIND WHATEVER, EXPRESS OR IMPLIED.  SUPPLIER EXPRESSLY DISCLAIMS ANY IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

9.             CONFIDENTIALITY/PROTECTION OF PROPRIETARY RIGHTS

All of the Customer’s specifications and processes are Confidential Information, and shall be protected from disclosure as provided in the Non-Disclosure Agreement between Customer and

Supplier dated January 8, 2002, attached to this Agreement as Attachment 6 and made a part hereof.

10.          INDEPENDENT CONTRACTOR

Supplier and Customer hereby declare and agree that they are engaged in independent businesses and will perform their respective obligations under this Agreement as independent contractors and not as the agent or employee of the other party; that the persons performing services hereunder are not agents or employees of the other party; that each party has and hereby retains the right to exercise full control of and supervision over the performance of its obligations hereunder and full control over the employment, direction, compensation and discharge of all employees assisting in the performance of such obligations; that each party will be solely responsible for all matters relating to payment of its employees, including compliance with workers’ compensation, unemployment, disability insurance, social security withholding, and all other federal, state and local laws, rules and regulations governing such matters; and that each party will be responsible for its own acts and those of its agents, employees and subcontractors during the performance of its obligations under this Agreement. Each party agrees that its employees are not entitled to unemployment insurance benefits from the other party as a result of performing under this Agreement.  Each party is responsible for and shall pay all assessable federal and state income tax on amounts paid under this Agreement.

11.          INDEMNITY

11.1.                     Customer shall indemnify and hold harmless Supplier, its owners, parents, Affiliates, subsidiaries, agents, directors and employees from any Liabilities arising from and in connection with Supplier providing Services or Products under this Agreement or from Customers’ use of Product(s) or the acts or omissions of Customer, its agents and employees and others under its direction or control except to the extent such Liabilities are caused by or are the result of the negligence or willful misconduct of Supplier.  Such Liabilities shall include, but not be limited to, those attributable to personal injury, sickness, disease or death; and/or result from injury to or destruction of real or personal property including loss of use thereof, theft, misuse or misappropriation.

11.2.                     Supplier shall indemnify and hold harmless Customer, its owners, parents, Affiliates, subsidiaries, agents, directors and employees from any Liabilities arising from and in connection with Supplier providing Services or Products under this Agreement or the acts or omissions of Supplier, its agents and employees and others under its direction or control except to the extent such Liabilities are caused by or are the result of the negligence or willful misconduct of Customer.  Such Liabilities shall include, but not be limited to, those attributable to personal injury, sickness, disease or death; and/or result from injury to or destruction of real or personal property including loss of use thereof, theft, misuse or misappropriation.

11.3.                     Customer shall indemnify and hold harmless Supplier, its owners, parents, Affiliates, subsidiaries, agents, directors and employees from and against all Liabilities arising out of or resulting from (i) assertions under workers’ compensation or similar employee benefit acts made by Customer or any of Customer’s employees, agents, subcontractors, or subcontractors’ employees or agents, or (ii) any other claim which may be asserted by any of Customer’s employees, customers, agents, subcontractors or subcontractor’s employees or agents against Supplier, its owners, parents, affiliates, subsidiaries, agents, directors and employees except to the extent such claim is the direct result of the gross negligence or willful misconduct of Supplier.

11.4.                     Supplier shall indemnify and hold harmless Customer, its owners, parents, Affiliates, subsidiaries, agents, directors and employees from and against all Liabilities arising out of or resulting from (i) assertions under workers’ compensation or similar employee benefit acts made by Supplier or any of Supplier’s employees, agents, subcontractors, or subcontractors’ employees or agents, or (ii) any other claim which may be asserted by any of Supplier’s employees, suppliers (but not including suppliers under supply chain management services), agents, subcontractors or subcontractor’s employees or agents against Customer, its owners, parents, affiliates, subsidiaries, agents, directors and employees except to the extent such claim is the direct result of the gross negligence or willful misconduct of Customer.

11.5.                     The foregoing indemnification obligations are conditioned upon the following:

11.5.1.           The party claiming a right to be indemnified (“Indemnified Party”) notifies the other party (“Indemnifying Party”) within ten (10) days of receipt or notice of any claim or action for which the Indemnified Party will seek indemnification;

11.5.2.           The Indemnifying Party has sole control of the defense and/or settlement of any claim;

11.5.3.           The Indemnified Party shall furnish to the Indemnifying Party, upon request, information available to the Indemnified Party for such defense; and

11.5.4.           The Indemnified Party shall provide the Indemnifying Party with reasonable assistance in connection with such defense.

12.          INSURANCE

12.1.                     Supplier will, at its expense, procure and maintain insurance on all of its operations, including the policies listed below. Supplier will furnish certificates of insurance as requested.

12.1.1.    Workers’ Compensation Insurance in the statutory amount.

12.1.2.    Employer’s Liability Insurance, in the amount of $[***] per occurrence.

12.1.3.           Commercial General Liability Insurance, including coverage for property damage and personal injury, in the amount of $[***] per occurrence.

12.1.4.           Property Insurance, including coverage for Customer owned material located on Supplier’s premises and in transit, in the amount of $[***] per occurrence.  Commercial Automobile Liability Insurance with a $[***] combined single limit.

12.2.                     Customer will, at its expense, procure and maintain insurance on all of its operations, including the policies listed below. Customer will furnish certificates of insurance as requested.

12.2.1.           Workers’ Compensation Insurance in the statutory amount.

12.2.2.           Employer’s Liability Insurance, in the amount of $[***] per occurrence.

12.2.3.           Commercial General Liability Insurance, including coverage for property damage and personal injury,  in the amount of $[***] per occurrence.

12.2.4.           Products liability coverage, including aviation related products, war risk and terrorism coverage, including coverage for property damage and personal injury, in the amount of $[***] per occurrence.

12.2.5.           Commercial Automobile Liability Insurance with a $[***] combined single limit.

13.          PATENT, TRADEMARK, COPYRIGHT OR TRADE SECRET INDEMNIFICATION

13.1.                     Customer shall indemnify and hold harmless Supplier, its owners, parents, Affiliates, subsidiaries, agents, directors and employees from and against all Liabilities that may result by reason of any infringement or claim of infringement of any patent, trademark, copyright, trade secret or other proprietary right relating to the design and/or use of the Systems.  Customer will defend and/or settle at its own expense any action brought against Supplier to the extent that it is based on a claim that the System design(s) and/or the use thereof, infringe any patent, trademark, copyright, trade secret or other proprietary right.

13.2.                     If a preliminary or final judgment shall be obtained against Supplier based upon its providing of Services or Product(s) or any part thereof by reason of alleged infringement, or if in Supplier’s opinion, such System(s) or any part thereof, and/or the use thereof are likely to become subject to a claim for infringement, Customer shall, at its expense and option and without any effect or waiver of any right Supplier may possess at either law or equity, either: (1) procure for Supplier the right to continue manufacturing and using such System(s); or (2) replace or modify System(s) so that it becomes non-infringing but only if the modification or replacement does not adversely affect the Supplier’s rights or ability to use same as specified herein.

13.3.                     Supplier shall indemnify and hold harmless Customer, its owners, parents, Affiliates, subsidiaries, agents, directors and employees from and against all Liabilities that may result by reason of any infringement or claim of infringement of any patent, trademark, copyright, trade secret or other proprietary right relating to the Supplier’s supply chain management and/or manufacturing and assembly processes.  Supplier will defend and/or settle at its own expense any action brought against Customer to the extent that it is based on a claim that the supply chain management and/or manufacturing and assembly processes and/or the use thereof, infringe any patent, trademark, copyright, trade secret or other proprietary right.

13.4.                     If a preliminary or final judgment shall be obtained against Customer based upon its providing of supply chain management and/or manufacturing and assembly processes or any part thereof by reason of alleged infringement, or if in Customer’s opinion, such supply chain management and/or manufacturing and assembly processes or any part thereof, and/or the use thereof are likely to become subject to a claim for infringement, Supplier shall, at its expense and option and without any effect or waiver of any right Customer may possess at either law or equity, either: (1) procure for Customer the right to continue using such Services; or (2) replace or modify Services so that they become non-infringing but only if the modification or replacement does not adversely affect the Customer’s rights or ability to use same as specified herein.

13.5.                     The foregoing indemnification obligations are conditioned upon the following:

13.5.1.           The party claiming a right to be indemnified (“Indemnified Party”) notifies the other party (“Indemnifying Party”) within ten (10) days of receipt or notice of any claim or action for which the Indemnified Party will seek indemnification;

13.5.2.           The Indemnifying Party has sole control of the defense and/or settlement of any claim;

13.5.3.           The Indemnified Party shall furnish to the Indemnifying Party, upon request, information available to the Indemnified Party for such defense; and

13.5.4.           The Indemnified Party shall provide the Indemnifying Party with reasonable assistance in connection with such defense.

14.          ADVERTISING; PUBLICITY

Customer and Supplier grant to each other permission to reference the other in advertising, promotional efforts and publicity so long as the party originating the advertisement, promotional effort or publicity provides the other party prior notice.   Nothing in this section shall prohibit either party from making any disclosure ordered by a court or agency of competent jurisdiction or otherwise required by law.

15.          PLANT AND WORK RULES

Supplier and Customer, while on the premises of the other shall comply with all plant rules and regulations including, where required by governmental regulation, submission of satisfactory clearance from the appropriate governmental authorities.

16.          FORCE MAJEURE

Neither party shall be liable for failure to perform when such failure is caused by unforeseeable force majeure circumstances.  If such circumstances occur, the party injured by the other’s inability to perform may elect to (1) terminate that portion of this Agreement adversely impacted by the failure to perform and as specified in Section 3 of this Agreement; and/or (2) suspend that portion of this Agreement adversely impacted by the failure to perform for the duration of the force majeure circumstances, and then resume performance under this Agreement.  The party experiencing the force majeure circumstances shall cooperate with and assist the injured party in all reasonable ways to minimize the impact of such circumstances on the injured party, including assisting in locating and arranging for substitute Products or Services.

17.          SUPPLIER’S RIGHT FOR FIRST OPPORTUNITY TO SUBMIT OFFER

Customer shall give Supplier the first opportunity to submit an offer to provide Supply Chain Management Services related to any new products outsourced by Customer.

18.          RESERVATION OF RIGHTS

Neither party’s delay or failure in enforcing any right or remedy afforded hereunder or by law shall prejudice or operate to waive that right or remedy or any other right or remedy which it shall have available; nor shall any such failure or delay operate to waive either party’s rights to any remedies due to a future breach of this Agreement, whether of a like or different character.

19.          SEVERABILITY

In the event that a court or a governmental or regulatory agency with proper jurisdiction determines that this Agreement or a provision of this Agreement is unlawful respectively, this Agreement, or that provision of this Agreement, to the extent it is unlawful, shall terminate.  If a provision of this Agreement is terminated but the parties can continue legally, commercially and practicably without the terminated provision, the remainder of this Agreement shall continue in effect.  No additional liability shall attach to either party as a result of any such termination.

20.          DISPUTE RESOLUTION

Any controversy, claim, or dispute arising out of or relating to this Agreement, or the breach thereof, shall be settled through good faith negotiation between the parties.  In the event that said negotiations are not successful, the controversy, claim, or dispute shall be resolved through arbitration.  Such arbitration shall take place in San Francisco, California and shall proceed in accordance with Commercial Arbitration Rules of the American Arbitration Association and the laws of the State of California without regard to the provisions thereof concerning conflict of laws.  All costs and expenses of the arbitration (including fees of the arbitrators) shall be split equally between the parties.  The non-prevailing party shall pay the prevailing parties attorney fees in any such arbitration.

21.          NONEXCLUSIVE AGREEMENT

Except as set forth in section 17 above, it is expressly understood and agreed that this Agreement does not grant to Customer or Supplier any exclusive privileges or rights and Supplier and/or Customer may contract with other Customers and/or Suppliers to provide comparable services.

22.          ASSIGNMENT

Neither party may assign this Agreement without the express written permission of the other party.  Provided, however, that a change in control of a party, by merger, acquisition or other change in stock ownership, shall not be deemed to be an assignment.

23.          SETOFF

All claims for money due or to become due from one party shall be subject to deduction or setoff by the other party by reason of any counterclaim arising out of this or any other transaction with that party.

24.          REMEDIES CUMULATIVE

The remedies provided herein shall be cumulative and in addition to any other remedies provided by law or equity.

25.          AMENDMENTS

No change or modifications of any terms or conditions herein shall be valid or binding on either party unless made in writing and signed by Customer and an authorized representative of Supplier.

26.          NOTICES

Any notice required to be given hereunder shall be in writing and shall be addressed to the parties at their respective address set forth below.  All notices shall be deemed given five (5) days after mailing by certified mail, return receipt requested, and one (1) day after sending by a nationally recognized overnight courier service which provides a delivery receipt.

Customer:	Supplier:
InVision Technologies	CoorsTek, Inc.
7151 Gateway Boulevard	Legal Services Office
Newark, California 94560	16000 Table Mountain Parkway
Golden, Colorado 80403

27.          WAIVER

Either party’s failure to insist on performance of any of the terms or conditions herein or to exercise any right or privilege, or either party’s waiver of any breach hereunder shall not be construed to be a waiver, or waive any other terms, conditions, or privileges, whether of the same or similar type.

28.          GOVERNING LAW

This Agreement and all transactions hereunder shall be governed by and construed in accordance with the laws of the State of California, without regard to any provisions regarding conflict of laws.

29.          INTELLECTUAL PROPERTY

All intellectual property rights in Supplier’s supply chain management and manufacturing and assembly processes, including without limitation utility patent, design patent, trademark and copyright, are the sole property of Supplier.  All intellectual property rights in the Product, including without limitation utility patent, design patent, trademark and copyright, all Customer specifications, and all methods of manufacturing the Products as provided by Customer, are the sole property of Customer.  If Supplier makes an improvement to the Products, the specifications or the method of manufacturing the Products, then Supplier hereby grants Customer a perpetual, irrevocable, exclusive and royalty-free license to use such improvements.  Notwithstanding the foregoing, if Supplier makes an improvement to a method of manufacturing the Products that can be applied to products that do not compete with Customer’s Products, then Supplier’s grant of license shall be non-exclusive and Supplier shall not grant a license to any party that competes, directly or indirectly, with Customer.

30.          LIMITATION OF LIABILITIES

Notwithstanding any other provision of this Agreement, neither party shall be liable to the other for special, indirect, consequential or incidental losses or damages of any kind or nature whatsoever, including but not limited to lost profits, lost records or data, lost savings, loss of use of facility or equipment, loss by reason of facility shut-down or non-operations or increased expense of operations, or other costs, charges, penalties, or liquidated damages, regardless of whether arising from breach of contract, warranty, tort, strict liability or otherwise, even if advised of the possibility of such loss or damage or if such loss or damage could have been reasonably foreseen.

31.          EXPORT AND IMPORT CONTROL

31.1.       The Product is subject to the Export Control regulations of the United States Department of State and/or the United States Department of Commerce.  Customer agrees to provide Supplier with all necessary information to comply with the all export laws, controls and regulations of the United States Government.  Customer will be the United States Principal Party of Interest and accordingly, Customer shall be responsible and liable for all aspects of export compliance.

31.2.       Customer will be the Importer of Record and accordingly shall be responsible and liable for all aspects of import compliance necessary to obtain System components.

32.          GOVERNMENT SUBCONTRACT

This Agreement is a subcontract under Customer’s contract with the Federal Aviation Administration, Contract No. DTFA01-02-C-00023.  Supplier shall comply with the contract clauses listed below.  Supplier may obtain the full text of these clauses via Internet at: http://fast.faa.gov (on this web page, select “toolsets”, then “procurement toolbox”).

3.6.2-9	Equal Opportunity	August 1998
3.6.2-12	Affirmative Action for Special Disabled and Vietnam Era Veterans	January 1998
3.6.2-13	Affirmative Action for Workers with Disabilities	April 2000
3.2.2.3-8	Audit and Records	April 1996

33.          DEFENSE PRIORITY

This Agreement is subject to a Defense Priority and Allocation System (DPAS) Rating of DO-H8.  Supplier shall fill this order in compliance with the DPAS regulations, 15 CFR Part 700.

34.          SURVIVAL

The following Sections of this Agreement shall survive any termination thereof, 1, 3, 4, 6, 7, 8, 9, 11, 13, 17, 18, 19, 20, 26, 27, 28, 29, 30, 31, 35, 36 and 37.

35.          HEADINGS

Headings are intended solely as a convenience and shall not control the meaning or interpretation of any provision of this Agreement.

36.          CONSTRUCTION

The parties acknowledge that they and their respective counsel have reviewed this Agreement in its entirety and have had a full and fair opportunity to negotiate its terms.  Each party therefore waives all applicable rules of construction that any provision of this Agreement should be construed against its drafter, and agrees that all provisions of the Agreement shall be construed as a whole, according to the fair meaning of the language used.

37.          ENTIRE AGREEMENT

This Agreement constitutes the entire agreement between the parties hereto and supersedes any previous agreements or understandings whether oral or written.  The printed terms and conditions contained in purchase orders, invoices or other documents issued by Customer with respect to this Agreement, whether previously or in the future, shall be of no effect and shall be superseded by this Agreement.  In the event of any conflict between or among any documents which are part of this Agreement, precedence shall be given first to the text of this Agreement and second to its Attachments, and third to its Exhibits. Any term or condition, other than delivery date, quantity or price terms, on an Order, acknowledgment form, or other forms or documents will not apply and are objected to, unless such term is approved in writing by an authorized representative of each party.

IN WITNESS WHEREOF the parties have caused this Agreement to be executed by their duly authorized representatives as of the last date of signature written here below.

CoorsTek, Inc.:		InVision Technologies:

By:	/s/ David Morosoli	By:	/s/ Brad Dudschus
Name: David Morosoni		Name: Brad Dudschus
Title: V.P. Assembly Operations		Title: Supply Chain Operations
Date:	1/24/03	Date:	1-24-03

ATTACHMENT 1

SUPPLY CHAIN MANAGEMENT SERVICES

STATEMENT OF WORK

TO

AGREEMENT FOR SERVICES

This Statement of Work is attached to and made a part of that certain Agreement for Services (“Agreement”), by and between CoorsTek, Inc., (“Supplier”) and InVision Technologies (“Customer”).

1.     Services Description

a.       Overall:  Supplier shall receive instructions from Customer to carry out Supply Chain Management (SCM) Services in the performance of this Agreement, including procurement, for Customer related to the assembly of the Systems.  Supplier will be responsible for managing (on behalf of Customer) an estimated 350 component suppliers.  Supplier will provide a facility for the receipt and inspection of all components purchased from suppliers.

b.       Procurement Planning and Execution:  Based solely on Customer’s released Master Production Schedule and Customer-controlled Bills of Materials, Supplier will generate Materials Resource Planning (MRP) to determine order requirements; Supplier will negotiate price, lead time, and delivery on behalf of Customer; Supplier, on behalf of Customer using forms provided by or approved by Customer will use both traditional (discrete Purchase Orders (PO)) and more advanced (Vendor Managed Inventory, Just-in-Time/Kanbans) purchasing mechanisms to bring the required inventory into the physical and logical system; it is the Customer’s intent that the Supplier execute the procurement activities to meet all firm-planned orders reflected in the Master Production Schedule, to mitigate material liability,  and to plan procurement activities to meet the forecasted demand; all changes to Customer’s Approved Vendor List / Approved Parts List need the Customer’s approval and must pass through the Change Notification process described in Section 5 of the Agreement, to cut-in the approved change; Supplier will ensure fair and equitable treatment of all multiple-source suppliers given equal performance in terms of cost, schedule, and quality.

c.       Receiving, Receiving Inspection, and Receiving Test:  Based on Customer’s designations for receiving inspection and component-level testing, Supplier, either directly or through suppliers authorized by Customer will evaluate incoming materials to ensure conformance to standards; known “good” product will be accepted and stored by the Supplier; non-conforming material will be immediately returned to the vendor by the Supplier.

d.       Accounts Payable Administration:  Based on confirmed “good” product (see section above) and accepted receipts, Supplier will supply Customer with weekly check run requirements along with auditable records (POs, shipping documents, receiving documents); Supplier will transfer to Customer’s system (ROI*) the following information by cost category (standard cost, PPV, freight, tooling, NRE, expedite charges).

e.       Inventory Management and Control:  Supplier will physically store and control Customer’s inventory at several locations (Central Warehouse, WIP Warehouses, and a single Material Review Board (MRB) Warehouse); logically, the detailed inventory records and transactions will reside in the Supplier’s Enterprise Resource (ERP) system; Supplier will provide on-site support to ensure accurate transactions at the manufacturing sites (Supplier’s and Customer’s); Supplier will conduct on-going cycle count activities as well and will review all adjustments with Customer – Customer retains the responsibility to approve adjustments; Customer-defined reports and audits will be used to verify the accuracy of the Supplier’s inventory control system.

f.        Material Handling:  Supplier will provide material handlers who will be responsible for the line-side supply using Kanbans and Demand Flow techniques; Supplier’s material handlers will move known “good” material to the line to prevent stock-outs and will rapidly remove/disposition defective material; additionally, Supplier will actively manage the shortage list – expediting material as required to ensure continuity of supply to both production sites; Supplier will measure delivery performance to each site and will regularly review performance with Customer.

g.       Material Review Board (MRB) for Discrepant Items:  Supplier will maintain a physical MRB at  both assembly sites and one logical MRB in its ERP system; Supplier will clear MRB on a daily basis working with Customer and any other Contract Manufacturer; Supplier owns responsibility for driving dispositioning material for continued use or re-work; Supplier retains responsibility for returning material to vendor when it cannot be used in the production process; Supplier will collect and report quality statistics based on the MRB activity; Supplier will regularly measure and report performance to Customer and will drive continuous improvement of the supply base.

h.       Return Material Authorization (RMA) and Return to Vendor (RTV) for Components/Sub-systems:  When Supplier finds defective materials, it will request RMAs from the vendors and the manage the returns process; Supplier will manage its MRP to compensate for the discrepant material and will work with the vendors to prevent any stock-outs; Supplier will generate credits to Customer based on the returns.

2.     Fee

a.       Non-Recurring Expenses (“NRE”). Supplier will submit proposed NRE charges for approval prior to initiating order.  Supplier will bill Customer [***] for NRE incurred during the [***].  NRE is intended to cover production set-up expenses including extraction, testing areas, assembly fixtures, tooling fixtures, electrical accommodations, etc.  An NRE, not to exceed $[***], will be reimbursed by Customer for the inclusion of CTX9000Dsi SCM activities.

b.       Fee.  Supplier shall issue an invoice to Customer[***] based upon number of unit starts as determined by gantries placed at assembly station 1 as illustrated in Attachment 6 Business Structure and Materials Management Overview.  The addition of material management services for related products such as field support is possible and the rate structure will be adjusted by mutual consent of the Supplier and Customer to accommodate changes in quantity/volume that may result.

•                  Q1 2003 SCM Fee:  Based upon a quarterly combined volume estimate of [***] units the SCM fee for the CTX 2500 is $[***] per unit, the SCM fee for the CTX 5500 is $[***] per unit, and the SCM fee for the CTX 9000 is $[***] per unit.

•                  SCM Fees for subsequent quarters will be determined based upon the quantity of systems forecast by InVision for the quarter.

3.     Inspection and Acceptance

a.     Inspection - Customer may inspect Services performed by Supplier and/or its subcontractors in progress or completed at any time.

b.     Acceptance shall be deemed to occur no later than when Customer issues payment for SCM Services in accordance with Section 2 of this SOW

4.     Warranty

For the Services provided under this Statement of Work, Supplier warrants that the Services shall be performed in accordance with a reasonable standard of care and to the reasonable satisfaction of Customer.

5.     Schedule

Supplier shall begin satisfactory implementation of supply chain management services no later than May 1, 2002.  CTX9000Dsi SCM activities will begin no later than October 1, 2002.

6.     Wind down of Supply Chain Management Services

a.     Termination for Cause Procedure - Upon termination for cause of the SCM Services required under this SOW by either party the following shall occur:

i.                  Supplier will cease all work being performed under this SOW.

ii.              Supplier will deliver to Customer all finished Product, work in process, and raw materials and take all reasonable measures to protect Customer’s property in Supplier’s possession.

iii.          Each party shall retain rights to intellectual property such party brought to this Agreement and each party shall be bound by all confidentiality, intellectual property, warranty and indemnity obligations in accordance with the terms and conditions of this Agreement.

iv.             Customer will pay Supplier for SCM Services performed and for all SCM Services performed in accordance with this SOW and for reasonable and necessary expenses which have accrued to the date of termination less any amounts previously paid.

b.     Termination Procedure at End of Agreement Term- Upon termination of this SOW other than for cause the following shall occur:

i.                  No later than 30 days from the effective date of the termination Customer shall provide Supplier with a Notice of Termination including:

1.              The effective termination date.

2.              A transition plan including but not limited to details of  (1) the transfer of all finished Product, work in process, raw materials, records, data and other information owned by Customer and used by Supplier in providing SCM Services and (2) for all other activities required by Customer related to the termination of this SOW.  The transition plan shall also include a reasonable schedule for these activities.

ii.              According to the schedule in the transition plan, Supplier will cease all work being performed under this SOW.

iii.          Supplier will take all reasonable measures to protect Customer’s property in Supplier’s possession.

iv.             Each party shall retain rights to intellectual property such party used in conjunction SCM Services and each party shall be bound by all confidentiality, intellectual property, warranty and indemnity obligations in accordance with the terms and conditions of this Agreement.

v.                 Supplier will have no obligation to train a third party to provide SCM Services to Customer.

vi.             Customer will pay Supplier for SCM Services performed and for all SCM Services performed in accordance with this SOW, for reasonable and necessary expenses which have accrued to the date of termination, less any amounts previously paid, plus any costs incurred by Supplier’s in implementation of the transition plan.

c.     Termination for Convenience Procedure- Upon termination of this SOW for the convenience of the TSA, the following shall occur:

i.                  The Customer shall provide Supplier with a Notice of Termination including:

1.     The effective termination date.

2.     A transition plan including but not limited to details of  (1) the transfer of all finished Product, work in process, raw materials, records, data and other information owned by Customer and used by Supplier in providing Assembly Services and (2) for all other activities required by Customer related to the termination of this SOW.  The transition plan shall also include a reasonable schedule for these activities.

ii.              Supplier will immediately cease all work being performed under this SOW, except for work specified in the transition plan required by Customer to terminate this SOW.

iii.          Supplier will take all reasonable measures to protect Customer’s property in Supplier’s possession.

iv.             Each party shall retain rights to intellectual property such party used in conjunction Assembly Services and each party shall be bound by all confidentiality, intellectual property, warranty and indemnity obligations in accordance with the terms and conditions of this Agreement.

v.                 Supplier will have no obligation to train a third party to provide Assembly Services to Customer.

vi.             Customer will pay Supplier for Assembly Services performed and for all Assembly Services performed in accordance with this SOW, for reasonable and necessary expenses which have accrued to the date of termination, less any amounts previously paid, plus any costs incurred by Supplier’s in implementation of the transition plan

ATTACHMENT 2

ASSEMBLY AND INTEGRATION SERVICES

STATEMENT OF WORK

TO

AGREEMENT FOR SERVICES

This Statement of Work is attached to and made a part of that certain Agreement for Services (“Agreement”), by and between CoorsTek, Inc., (“Supplier”) and InVision Technologies (“Customer”).

1.     Services Description

a.     Overall:  Supplier shall receive instructions from Customer to carry out Assembly and Integration Services in the performance of this Agreement.  Supplier will provide all necessary labor, facilities and infrastructure required to perform the assembly services.  This service does not include Customer’s Quality Assurance and Factory Acceptance Testing.

b.     Assembly:  Supplier will build sub-assemblies and complete mechanical/electrical assembly to Customer’s specifications.

c.     Bay Test:  Supplier will manage the “powering on” of the System, align the X-Ray Tube, Collimeter, and Detectors per specification, and prepare the system for integration; system-level rework to bring the System into specification will be conducted by the Supplier as part of this effort.

d.     Integration:  Supplier will integrate the System’s hardware and software using Customer-provided instructions, work sequences, and specifications; system-level rework to bring the System into specification will be conducted by the Supplier as part of this effort.

e.     Manufacturing Support through Quality Assurance (QA) and Factory Acceptance Testing (FAT):  When Supplier notifies Customer that the System is ready for QA or FAT, Customer expects a fully capable and compliant System; if the System fails to meet the QA or FAT specifications during testing, Customer will notify Supplier of the discrepancy and the Supplier will rework the System and resubmit it for testing; Supplier maintains responsibility for the System until it ships complete from the site.

f.      In-process Rework (to meet product specification or based on Customer-approved MRB dispositions):  Supplier to manage internal rework required to bring the System into specification and to pass QA/FAT tests for first-run products.

2.     Fee

a.     Non-Recurring Expenses (“NRE”).  Supplier will submit proposed NRE charges for approval prior to initiating order.  Supplier will bill Customer [***] for NRE incurred during the [***].  NRE is intended to cover production set-up expenses including extraction, testing areas, assembly fixtures, tooling fixtures, electrical accommodations, etc.

b.     Customer expects to see declining costs associated with assembly of the Systems over time based on the high volumes and expected learning

c.     An assembly fee for the CTX 2500 of $[***] per unit will be incurred for the second quarter of 2002 based on Customer’s acceptance of the work by Supplier

d.     An assembly fee for the CTX 5500 of $[***] per unit will be incurred for the second quarter of 2002 based on Customer’s acceptance of the work by Supplier

e.     On a quarterly basis, Supplier will review its actual hourly content required to build the Systems and Customer and Supplier will negotiate a revised price equal to or less than the previous quarter’s price.  The revised price will be based on a fee equal to (1) $[***]

per man hour (verification of actual amount to be confirmed after completion of the first control build) plus (2) a burden rate of [***]% of the material cost charged to InVision by its suppliers plus (3) [***]% of the total of (1) and (2). For clarity the current period assembly fees were  calculated as follows for items (1) (2) and (3):

Model CTX 2500 requires [***]-man hours and materials cost of $[***].

Calculation Example:

(1) ($[***] x [***]) =	$	[***] plus
(2) ([***] x $[***]) =	$	[***] plus
(3) [***] x ([***] + [***]) =	$	[***]

	$	[***]

Model CTX 5500 requires [***]-man hours and materials cost of $[***].

Calculation Example:

(1) ($[***] x [***]) =	$	[***] plus
(2) ([***] x $[***]) =	$	[***] plus
(3) [***] x ([***] + [***]) =	$	[***]

	$	[***]

f.      In the event that Customer and Supplier can not agree on a fee for a subsequent quarter, then Supplier will continue to perform all Services under this Statement of Work, and Customer will pay a provisional fee in an amount as determined by Customer, and the actual amount of the fee will be determined in accordance with the Dispute Resolution clause 20 of this Agreement.

3.     Inspection and Acceptance

a.               Inspection - Customer may inspect Services performed by Supplier and/or its subcontractors in progress or completed at any time.

b.               Acceptance - Customer will conduct a Final Acceptance Test on each System. Assembly Services shall be deemed accepted upon satisfactory completion of Final Acceptance Test.

4.     Warranty

a.               For the Services supplied under this Statement of Work, Supplier warrants that the Services will be performed so as to assure conformance to specifications and drawings, be of first class workmanship and free from defects in workmanship for twelve (12) months from the date of delivery (“Warranty”).

b.               If the Services are not supplied as warranted, Supplier will repair the Products, and if repair is not successful, replace the Products.

c.               In any event, Customers’ exclusive remedy hereunder is limited to the furnishing of replacement Products on an exchange basis, or, at Supplier’s option, to the repair or replacement of defective Products, but in either case only so long as an examination within the period of warranty reveals the parts to be defective.

d.               In addition, and notwithstanding anything herein to the contrary, Supplier shall not incur any obligation hereunder with respect to Services or Products which are modified in any way by Customer or a third party without Supplier’s prior written consent, provided, however, that Supplier shall be deemed to have given prior written consent to Customer’s final integration, test and delivery of the Products.

e.               In no event shall Supplier incur any obligation to repair or replace Products which are determined by Supplier, in its sole discretion, to be defective due to Customer or third party misuse, use of unauthorized repair parts or unauthorized third-party service, or because of a use not in accordance with specific Supplier operation and maintenance instructions.

5.     Schedule

Supplier shall manufacture and assemble the Systems pursuant to the Customer’s approved MPS.  Customer will provide updated schedules to Supplier from time to time.  Schedule changes made with less than four (4) weeks notice may result in additional charges.

6.     Wind down of Assembly Services

a.               Termination for Cause Procedure - Upon termination for cause of the Assembly Services required under this SOW by either party the following shall occur:

i.                  Supplier will cease all work being performed under this SOW.

ii.              Supplier will deliver to Customer all finished Product, work in process, and raw materials and take all reasonable measures to protect Customer’s property in Supplier’s possession.

iii.          Each party shall retain rights to intellectual property such party brought to this Agreement and each party shall be bound by all confidentiality, intellectual property, warranty and indemnity obligations in accordance with the terms and conditions of this Agreement.

iv.             Customer will pay Supplier for Assembly Services performed and for all Assembly Services performed in accordance with this SOW and for reasonable and necessary expenses which have accrued to the date of termination less any amounts previously paid.

b.               Termination Procedure at End of Agreement Term- Upon termination of this SOW other than for cause the following shall occur:

i.                  No later than 30 days from the effective date of the termination Customer shall provide Supplier with a Notice of Termination including:

1.              The effective termination date.

2.              A transition plan including but not limited to details of  (1) the transfer of all finished Product, work in process, raw materials, records, data and other information owned by Customer and used by Supplier in providing Assembly Services and (2) for all other activities required by Customer related to the termination of this SOW.  The transition plan shall also include a reasonable schedule for these activities.

ii.              According to the schedule in the transition plan, Supplier will cease all work being performed under this SOW.

iii.          Supplier will take all reasonable measures to protect Customer’s property in Supplier’s possession.

iv.             Each party shall retain rights to intellectual property such party used in conjunction Assembly Services and each party shall be bound by all confidentiality, intellectual property, warranty and indemnity obligations in accordance with the terms and conditions of this Agreement.

v.                 Supplier will have no obligation to train a third party to provide Assembly Services to Customer.

vi.             Customer will pay Supplier for Assembly Services performed and for all Assembly Services performed in accordance with this SOW, for reasonable and necessary expenses which have accrued to the date of termination, less any amounts previously paid, plus any costs incurred by Supplier’s in implementation of the transition plan.

c.               Termination for Convenience Procedure- Upon termination of this SOW for the convenience of the TSA, the following shall occur:

i.                  The Customer shall provide Supplier with a Notice of Termination including:

1.              The effective termination date.

2.              A transition plan including but not limited to details of  (1) the transfer of all finished Product, work in process, raw materials, records, data and other information owned by Customer and used by Supplier in providing Assembly Services and (2) for all other activities required by Customer related to the termination of this SOW.  The transition plan shall also include a reasonable schedule for these activities.

ii.              Supplier will immediately cease all work being performed under this SOW, except for work specified in the transition plan required by Customer to terminate this SOW.

iii.          Supplier will take all reasonable measures to protect Customer’s property in Supplier’s possession.

iv.             Each party shall retain rights to intellectual property such party used in conjunction Assembly Services and each party shall be bound by all confidentiality, intellectual property, warranty and indemnity obligations in accordance with the terms and conditions of this Agreement.

v.                 Supplier will have no obligation to train a third party to provide Assembly Services to Customer.

vi.             Customer will pay Supplier for Assembly Services performed and for all Assembly Services performed in accordance with this SOW, for reasonable and necessary expenses which have accrued to the date of termination, less any amounts previously paid, plus any costs incurred by Supplier’s in implementation of the transition plan.

ATTACHMENT 3

COMPONENTS SUPPLIER

STATEMENT OF WORK

TO

AGREEMENT FOR SERVICES

This Statement of Work attached hereto is made a part of that certain Agreement for Services (“Agreement”), by and between CoorsTek, Inc., (“Supplier”) and InVision Technologies (“Customer”).

1.     Terms and Conditions of Sale for Components (Exhibit A to Attachment 3).

ATTACHMENT 4

SPARES SUPPLIER

STATEMENT OF WORK

TO

AGREEMENT FOR SERVICES

Intentionally left blank

ATTACHMENT 5

NONDISCLOSURE AGREEMENT

THIS AGREEMENT, made effective as of the 8TH day of January, 2002 by and between InVision Technologies, Inc., a Delaware corporation, (hereinafter the “Company”) and CoorsTek  (hereinafter the “Receiving Party”), to assure the protection and preservation of the confidential and proprietary information made available by the Company to the Receiving Party.

WHEREAS, the parties desire to assure the confidential status of the information which may be disclosed by the Company to the Receiving Party;

NOW THEREFORE, in reliance upon and in consideration of the following undertaking, the parties agree as follows:

1.             Subject to the limitations set forth in Paragraph 2, all information disclosed by the Company to the Receiving Party shall be deemed to be “Proprietary Information”. In particular, Proprietary Information shall be deemed to include any information, process, technique, algorithm, program, design, drawing, formula or test data relating to any research project, work in process, future development, engineering, manufacturing, marketing, servicing, financing or personnel matter relating to the Company, its present or future products, sales, suppliers, customers, employees, investors, or business, whether or oral, written, graphic or electronic form.

2.             The term “Proprietary Information” shall not be deemed to include information which the Receiving Party can demonstrate by competent written proof: (i) is now, or hereafter becomes, through no act or failure to act on the part of the Receiving Party, generally known or available; (ii) is known by the Receiving Party at the time of receiving such information as evidenced by its records: (iii) is hereafter furnished to the Receiving Party by a third party, as a matter of right and without restriction on disclosure; or (iv) is the subject of a written permission to disclose provided by the Company.

3.             The Receiving Party shall maintain in trust and confidence and not disclose to any third party or use for any unauthorized purpose any Proprietary Information received from the Company. The Receiving Party may use such Proprietary Information only to the extent  required to accomplish the purposes of this Agreement. The Receiving Party shall not use Proprietary Information for any purpose or in any manner which would constitute a violation of any laws or regulations, including without limitation the export control laws of the United States. No other rights of licenses to trademarks, inventions, copyrights, or patents are implied or granted under this Agreement.

4.             Proprietary Information supplied shall not be reproduced in any form except as required to accomplish the intent of this Agreement.

5.             The Receiving Party represents and warrants that it shall protect the Proprietary Information received with at least the same degree of care used to protect its own Proprietary Information from unauthorized use or disclosure. The Receiving Party shall advise its employees or agents who might have access to such Proprietary Information of the confidential nature thereof and shall obtain from each of such employees and agents an agreement to abide by the terms of this Agreement. The Receiving Party shall not disclose any Proprietary Information to any officer, employee or agent who does not have a need for such information.

6.             All Proprietary Information (including all copies thereof) shall remain the property of the Company, and shall be returned to the Company after Receiving Party’s need for it has expired, or upon request of the Company, and in any event, upon completion or termination of this Agreement.

7.             Notwithstanding any other provision of this Agreement, disclosure of Proprietary Information shall not be precluded if such disclosure:

(a)  is in response to a valid order of a court or other governmental body of the United States or any political subdivision thereof; provided, however, that the responding party shall first have given notice to the other party hereto and shall have made a reasonable effort to obtain a protective order requiring that the Proprietary Information so disclosed be used only for the purpose for which the order was issued;

(b)  is otherwise required by law; or

(c)  is otherwise necessary to establish rights or enforce obligations under this Agreement, but only to the extent that any such disclosure is necessary.

8.             This Agreement shall continue in full force and effect for so long as the Receiving Party continues to receive Proprietary Information. This Agreement may be terminated at any time upon thirty (30) days written notice to the other party. The termination of the Agreement shall not relieve the Receiving Party of the obligations imposed by Paragraphs 3, 4, 5 and 12 of this Agreement with respect to Proprietary Information disclosed prior to the effective date of such termination and the provisions of these Paragraphs shall survive the termination of this Agreement for a period of five (5) years from the date of such termination.

9.             The Receiving Party agrees to indemnify the Company for any loss or damage suffered as a result of any, breach by the Receiving Party of the terms of this Agreement, including any reasonable fees incurred by the Company in the collection of such indemnity.

10.          This Agreement shall be governed by the laws of the State of California as those laws are applied to contracts entered into and to be performed entirely in California by California residents.

11.          This Agreement contains the final, complete and exclusive agreement of the parties relative to the subject matter hereof and may not be changed, modified, amended or supplemented except by a written instrument signed by both parties.

12.          Each party hereby acknowledges and agrees that in the event of any breach of this Agreement by the Receiving Party, including, without limitation, an actual or threatened disclosure of Proprietary Information without the prior express written consent of the Company, the Company will suffer an irreparable injury, such that no remedy at law will afford it adequate protection against, or appropriate compensation for, such injury. Accordingly, each party hereby agrees that the Company shall be entitled to specific performance of the Receiving Party’s obligations under this Agreement, as well as such further injunctive relief as may be granted by a court of competent jurisdiction.

AGREED TO:		AGREED TO:

InVision Technologies		CoorsTek
7151 Gateway Blvd.		16000 Table Mountain Pkwy.
Newark, CA 94560		Golden, CO.

By:	/s/ ERIC HURST	By:	/s/ JOHN GHINAZNI

Name:	ERIC HURST	Name:	John Ghinazni

Title:	Program Manager	Title:	Director

ATTACHMENT 6

BUSINESS STRUCTURE AND MATERIALS MANAGEMENT OVERVIEW

[***]

ATTACHMENT 7

CTX 9000 INFEED AND OUTFEED ASSEMBLY

STATEMENT OF WORK

TO

AGREEMENT FOR SERVICES

1.     This Statement of Work is attached to and made a part of that certain Agreement for Services (“Agreement”), by and between CoorsTek, Inc., (“Supplier”) and InVision Technologies (“Customer”).

2.     Services Description

a.               Overall: Supplier shall implement instructions from Customer to carry out the Assembly of the Infeed (PN600396-1) and the Outfeed (PN600397-1) sections of the CTX9000 including all necessary labor, facilities and infrastructure required to perform the Assembly.

b.               Assembly: Supplier will build sub-assemblies and complete mechanical/electrical assembly to Customer’s specifications.

c.               In-process Rework (to meet product specification or based on Customer-approved MRB dispositions):  Supplier to manage internal rework required to bring the System into specification and to pass QA/FAT tests for first-run products.

3.     Fee

a.               Non-Recurring Expenses (“NRE”).  Supplier will submit proposed NRE charges for approval prior to initiating order.  Customer shall reimburse Supplier’s NRE not to exceed $[***].  NRE is intended to cover set-up expenses including electrical accommodations, assembly fixtures, and suspension upgrade on delivery vehicle to ensure undamaged delivery.

b.               Customer expects to see declining costs associated with assembly of the Systems over time based on the high volumes and expected learning curve.

c.               On a quarterly basis, Supplier will review its actual hourly content required to build the Systems and Customer and Supplier will negotiate a revised price for the upcoming quarter.  The revised price will be based on a fee equal to (1) $[***] per man hour (verification of actual amount to be confirmed after completion of the first control build) plus (2) a burden rate of [***]% of the total material cost charged to InVision by its suppliers plus (3) [***]% of the total of (1) and (2). For clarity the initial period assembly fees were calculated as follows for items (1) (2) and (3):

Combined Infeed/Outfeed Assembly requires [***]-man hours and materials cost of $[***].

Calculation Example:

(1) ($[***] x [***]) =	$	[***] plus
(2) ([***] x $[***]) =	$	[***] plus
(3) [***] x ([***] + [***]) =	$	[***]

	$	[***]

d.     In the event that Customer and Supplier can not agree on a fee for a subsequent quarter, then Supplier will continue to perform all Services under this Statement of Work, and Customer will pay a provisional fee in an amount as determined by Customer, and the actual amount of the fee will be determined in accordance with the Dispute Resolution clause 20 of this Agreement.

4.     Inspection and Acceptance

a.               Inspection – Customer may inspect Services performed by Supplier and / or its subcontractors in progress or completed at any reasonable time.

b.               Acceptance shall be deemed to occur at the point at which the unit is delivered to the integration site.

5.     Warranty

a.               For the Services supplied under this Statement of Work, Supplier warrants that the Services will be performed so as to assure conformance to specifications and drawings, be of first class workmanship and free from defects in workmanship for twelve (12) months from the date of delivery (“Warranty”).

b.               If the Services are not supplied as warranted, Supplier will repair the Products, and if repair is not successful, replace the Products.

c.               In any event, Customers’ exclusive remedy hereunder is limited to the furnishing of replacement Products on an exchange basis, or, at Supplier’s option, to the repair or replacement of defective Products, but in either case only so long as an examination within the period of warranty reveals the parts to be defective.

d.               In addition, and notwithstanding anything herein to the contrary, Supplier shall not incur any obligation hereunder with respect to Services or Products which are modified in any way by Customer or a third party without Supplier’s prior written consent, provided, however, that Supplier shall be deemed to have given prior written consent to Customer’s final integration, test and delivery of the Products.

e.               In no event shall Supplier incur any obligation to repair or replace Products which are determined by Supplier, in its sole discretion, to be defective due to Customer or third party misuse, use of unauthorized repair parts or unauthorized third-party service, or because of a use not in accordance with specific Supplier operation and maintenance instructions.

6.     Schedule

a.               Supplier shall manufacture and assemble the Systems pursuant to the Customer’s approved MPS.  Customer will provide updated schedules to Supplier from time to time.  Schedule changes made with less than four (4) weeks notice may result in additional charges.

7.     Wind down of Assembly Services

a.               Termination for Cause Procedure - Upon termination for cause of the Assembly Services required under this SOW by either party the following shall occur:

i.                 Supplier will cease all work being performed under this SOW.

ii.             Supplier will deliver to Customer all finished Product, work in process, and raw materials and take all reasonable measures to protect Customer’s property in Supplier’s possession.

iii.         Each party shall retain rights to intellectual property such party brought to this Agreement and each party shall be bound by all confidentiality, intellectual property, warranty and indemnity obligations in accordance with the terms and conditions of this Agreement.

iv.            Customer will pay Supplier for Assembly Services performed and for all Assembly Services performed in accordance with this SOW and for reasonable and necessary expenses which have accrued to the date of termination less any amounts previously paid.

b.               Termination Procedure at End of Agreement Term- Upon termination of this SOW other than for cause the following shall occur:

i.                 No later than 30 days from the effective date of the termination Customer shall provide Supplier with a Notice of Termination including:

1.             The effective termination date.

2.             A transition plan including but not limited to details of  (1) the transfer of all finished Product, work in process, raw materials, records, data and other information owned by Customer and used by Supplier in providing Assembly Services and (2) for all other activities required by Customer related to the termination of this SOW.  The transition plan shall also include a reasonable schedule for these activities.

ii.             According to the schedule in the transition plan, Supplier will cease all work being performed under this SOW.

iii.         Supplier will take all reasonable measures to protect Customer’s property in Supplier’s possession.

iv.            Each party shall retain rights to intellectual property such party used in conjunction Assembly Services and each party shall be bound by all confidentiality, intellectual property, warranty and indemnity obligations in accordance with the terms and conditions of this Agreement.

v.                Supplier will have no obligation to train a third party to provide Assembly Services to Customer.

vi.            Customer will pay Supplier for Assembly Services performed and for all Assembly Services performed in accordance with this SOW, for reasonable and necessary expenses which have accrued to the date of termination, less any amounts previously paid, plus any costs incurred by Supplier’s in implementation of the transition plan.

c.               Termination for Convenience Procedure- Upon termination of this SOW for the convenience of the TSA, the following shall occur:

i.                 The Customer shall provide Supplier with a Notice of Termination including:

1.             The effective termination date.

2.             A transition plan including but not limited to details of  (1) the transfer of all finished Product, work in process, raw materials, records, data and other information owned by Customer and used by Supplier in providing Assembly Services and (2) for all other activities required by Customer related to the termination of this SOW.  The transition plan shall also include a reasonable schedule for these activities.

ii.             Supplier will immediately cease all work being performed under this SOW, except for work specified in the transition plan required by Customer to terminate this SOW.

iii.         Supplier will take all reasonable measures to protect Customer’s property in Supplier’s possession.

iv.            Each party shall retain rights to intellectual property such party used in conjunction Assembly Services and each party shall be bound by all confidentiality, intellectual property, warranty and indemnity obligations in accordance with the terms and conditions of this Agreement.

v.                Supplier will have no obligation to train a third party to provide Assembly Services to Customer.

vi.            Customer will pay Supplier for Assembly Services performed and for all Assembly Services performed in accordance with this SOW, for reasonable and necessary expenses which have accrued to the date of termination, less any amounts previously paid, plus any costs incurred by Supplier’s in implementation of the transition plan.

***Confidential treatment requested.